UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2013

UniTek Global Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As disclosed in its Current Report on Form 8-K filed on May 3, 2013, UniTek Global Services, Inc. (the “Company”) previously entered into forbearance agreements, dated April 30, 2013, with the Company’s lenders under its Term Credit Agreement and Revolving Credit Agreement (each as defined below).  As disclosed in the Company’s Current Report on Form 8-K filed on June 5, 2013, these forbearance agreements were amended on June 3, 2013 and June 5, 2013, respectively.  Such forbearance agreements, as amended, are referred to herein, respectively, as the “Term Forbearance Agreement” and the “Revolver Forbearance Agreement.”

On June 7, 2013 and June 13, 2013, respectively, the Company entered into with the Term Lenders and Revolver Lenders (each as defined below) constituting Required Lenders (as defined in the Revolving Credit Agreement) further agreements, the effect of which is to amend the Term Forbearance Agreement and the Revolver Forbearance Agreement.  These agreements extend through June 30, 2013 (subject to extension under certain circumstances) the termination of the standstill periods contained in such forbearance agreements.

The June 7, 2013 Term Forbearance Agreement describes certain Events of Default (as defined in the Term Credit Agreement) that have occurred or may occur in the future and provides that the parties to such Forbearance Agreement have agreed to a standstill period in respect of such Events of Default (collectively, the “Term Loan Known Defaults”) for a period during which, among other things, the Company shall have the opportunity to deliver audited financial statements and related deliverables required to be delivered pursuant to Sections 5.1 and 5.2 of the Term Credit Agreement.  Such standstill period shall terminate on the earlier of (i) June 30, 2013, which date may be extended to July 10, 2013 under certain circumstances, or (ii) the date on which any of the following shall occur: (A) the occurrence of a Default or an Event of Default that is not a Term Loan Known Default, (B) an amendment or any restructuring of any of the Loan Documents (as defined in the Term Credit Agreement), (C) any Loan Party (as defined in the Term Credit Agreement) shall take any action to challenge (including without limitation, to assert in writing any challenge to) the validity or enforceability of the Term Credit Agreement, the Term Forbearance Agreement or any provision thereof or any other Loan Document (as defined in the Term Credit Agreement), (D) an amendment or any restructuring of any of the ABL Documents (as defined in the Term Credit Agreement) that is not reasonably satisfactory to the Required Lenders (as defined in the Term Credit Agreement), (E) the termination of the “Forbearance Period” as defined in the Revolver Forbearance Agreement (as amended on June 13, 2013) or (F) the commencement of any enforcement and collection actions against any Loan Party by the holders of Indebtedness (as defined in the Term Credit Agreement) of such Loan Party.  Pursuant to the Term Forbearance Agreement, the Company will pay to the Term Lenders a forbearance fee equal to 2.50% of the principal amount of the outstanding Term Loans as of the effective date of the Term Forbearance Agreement, which fee shall be added to the principal amount of the outstanding Term Loans as of June 30, 2013.  The Term Forbearance Agreement requires the Company to engage a financial advisor acceptable to the term lenders and to provide the term lenders with full access to such advisor during the forbearance period.  The Term Forbearance Agreement also contains other covenants and restrictions customary to such agreements.  On June 7, 2013, as a condition to the effectiveness of the Term Forbearance Agreement, the Company paid to the term lenders the interest payment that was originally due on May 29, 2013.

The June 13, 2013 Revolver Forbearance Agreement describes certain Events of Default (as defined in the Revolving Credit Agreement) that have occurred or may occur in the future and provides that the parties to the Revolver Forbearance Agreement have agreed to a standstill period in respect of such Events of Default (collectively, the “Revolver Loan Known Defaults”) for a period during which, among other things, the Company shall have the opportunity to deliver audited financial statements and related deliverables required to be delivered pursuant to Sections 9.7 and 9.12 of the Revolving Credit Agreement.  The Amendment to the Revolver Forbearance Agreement extends the standstill period in the Revolver Forbearance Agreement from June 6, 2013 such that the standstill period shall terminate on the earlier of (i) June 30, 2013, which date may be extended to July 10, 2013 under certain circumstances, or (ii) the date on which any of the following shall occur: (A) the occurrence of a Default or an Event of Default that is not a Revolver Loan Known Default, (B) an amendment or any restructuring of the Revolving Credit Agreement or any of the Other Documents (as defined in the Revolving Credit Agreement), (C) any Borrower shall take any action to challenge (including without limitation, to assert in writing any challenge to) the validity or enforceability of the Revolving Credit Agreement, the Revolver Forbearance Agreement or any provision thereof or any Other Document, (D) an amendment or any restructuring of any of the Term Debt Documents (as defined in the Revolving Credit Agreement)

that is not reasonably satisfactory to the Revolver Agent or (E) the termination of the “Standstill Period” as defined in the Term Credit Agreement.  Pursuant to the Amendment to the Revolver Forbearance Agreement, the Company will pay to the Revolver Lenders a forbearance fee of $100,000, which shall be paid to the ratable benefit of the revolving lenders lenders no later than June 17, 2013.  The Amendment to the Revolver Forbearance Agreement requires the Company to engage a financial advisor acceptable to the revolving lenders and to provide the revolving lenders with full access to such advisor during the forbearance period.  The Amendment to the Revolver Forbearance Agreement also contains other covenants and restrictions customary to such agreements.

The “Term Credit Agreement” means that certain Credit Agreement, dated as of April 15, 2011 (as amended on September 14, 2012, and as in effect on the date immediately prior to the date of the Term Forbearance Agreement), among the Company, the several banks and other financial institutions or entities from time to time parties thereto (the “Term Lenders”), and FBR Capital Markets LT, Inc., as documentation agent, syndication agent and administrative agent.  The “Revolving Credit Agreement” means that certain Revolving Credit and Security Agreement, dated as of April 15, 2011 (as amended on September 13, 2012, and as in effect on the date immediately prior to the date of the Revolver Forbearance Agreement), among the Company, certain subsidiaries of the Company, the several banks and other financial institutions or entities from time to time parties thereto (the “Revolver Lenders”), and PNC Bank, National Association, as agent.

The foregoing summary of the June 7, 2013 Term Forbearance Agreement and the Amendment to the Revolver Forbearance Agreement, are qualified in all respects by the actual terms of the agreements, which are filed as Exhibit 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Item 2.02.                                        Results of Operations and Financial Condition.

On June 13, 2013, the Company issued a press release announcing revised selected estimated preliminary financial results for the year ended December 31, 2012.  The press release, which also discussed the other matters described herein, is furnished as Exhibit 99.3 hereto.

Item 4.02.                                        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 11, 2013, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company, after consultation with Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, concluded that due to revenue recognition issues at its Pinnacle Wireless division previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2013, the Company’s previously issued consolidated financial statements as of and for the interim periods ended July 2, 2011 should no longer be relied upon.

The Audit Committee and its independent counsel have discussed these matters with Ernst & Young.

Item 8.01.                                        Other Events.

In its June 13, 2013 press release, the Company also announced revised preliminary estimates for fiscal 2012 revenue, adjusted EBITDA and net loss and stated that it is in the process of reviewing the carrying value of the goodwill, identified intangible assets and contingent consideration recorded in the Engineering and Construction segment, which  includes the business acquired in the 2011 acquisition of substantially all of the assets of Pinnacle Wireless, Inc. and Current Flow Technologies Corporation.

Disclosures About Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding preparation and filing of restated

financial statements and amended periodic reports, possible additional adjustments, assessment of control deficiencies and consideration of measures to address the accounting issues described above.

These statements are subject to uncertainties and risks that could cause actual results or outcomes to differ materially from those described in the forward-looking statements.  These risks include, but are not limited to, developments relating to the Audit Committee’s review of accounting and inherent limitations in internal controls over financial reporting.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Exhibit Title
99.1	Term Forbearance Agreement, dated June 7, 2013.
99.2	Amendment to Revolver Forbearance Agreement, dated June 13, 2013.
99.3	Press Release by the Company, dated June 13, 2013, furnished in accordance with Item 2.02 hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: June 13, 2013	By:	/s/ Rocco Romanella
Rocco Romanella
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Term Forbearance Agreement, dated June 7, 2013.
99.2	Amendment to Revolver Forbearance Agreement, dated June 13, 2013.
99.3	Press Release by the Company, dated June 13, 2013, furnished in accordance with Item 2.02 hereof.